SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C.  20549

                                   FORM 8-A/A

                                AMENDMENT NO. 3

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 Ralston Purina Company
                 ---------------------------------------------


             (Exact Name of Registrant as Specified in its Charter)
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                      Missouri                                                    43
                      --------                                                    --
              (State of incorporation                                          (I.R.
                  or organization)                                          Identifi


      Checkerboard Square, St. Louis, Missouri
      ----------------------------------------

      (Address of principal executive offices)                                    (Z

     If this Form relates to the registration of a                  If this Form rel
     class of debt securities and is effective upon                 class of debt se
     filing pursuant to General Instruction A(c)(1)                 effective simult
     please check the following box.                                effectiveness of
                                         -
                                                                    statement under
                                                                    pursuant to Gene
                                                                    please check the

Securities to be registered pursuant to Section 12(b) of the Act:

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                                                                             Name of
        Title of Each Class                                                 on Which
        to be so Registered                                                    to be
        -------------------                                                    -----

       RPG Stock Purchase Rights                                          New York S
                                                                          Pacific St
                                                                          Midwest St

Securities to be registered pursuant to Section 12(g) of the Act:

                                                                None
                                                                ----

                                                          (title of class)




                 INFORMATION REQUIRED IN REGISTRATION STATEMENT



Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------


     Reference is made to the Amendment No. 2 to Form 8-A filed by Ralston Purina Company (the `Company'') with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, on June 17, 1993. On November 16, 1996, the Board of Directors of the Company approved amending the definition of the `Final Expiration Date''(as defined in Section 7 of the Second Amended Rights Agreement with Continental Bank, N. A.), to extend such date from the close of business on January 27, 1996, to the close of business on March 28, 1996. No other amendment or changes have been made to the Second Amended Rights Agreement with Continental Bank, N. A.


Item 2.   Exhibits
          --------


     (a) The Restated Articles of Incorporation of the Company, effective July 30, 1993 are hereby incorporated by reference to the Company's Form 10-K for the fiscal year ended September 30, 1993.

     (b) The Second Amended Rights Agreement between the Company and Continental Bank, N. A., as Rights Agent, is incorporated by reference to the Company's Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (Registration No. 33-58468) filed with the Commission on June 15, 1993.



                                                             SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, th
statement to the signed on its behalf by the undersigned, thereto duly authorized.

                                                             RALSTON PURINA COMPANY



                                                             /s/ JAMES M. NEVILLE
                                                             James M. Neville
                                                             Vice President, General
                                                             and Secretary


Date:  December 11, 1995

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